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                                                                       EXHIBIT 5

                                August 12, 1997

FirstFed Financial Corp.
Board of Directors
401 Wilshire Boulevard
Santa Monica, CA 90401-1490

Ladies and Gentlemen:

     I am Senior Vice President and General Counsel of FirstFed Financial Corp., a Delaware corporation (the "Company"), and in such capacity participated in the preparation of the Company's Registration Statement dated May 29, 1997 on Form S-8 under the Securities Act of 1933 (the "Registration Statement"). The Registration Statement covers an aggregate of 200,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable upon exercise of options which may be granted under the Company's 1997 Nonemployee Directors Stock Incentive Plan (the "Plan").

     As counsel, I have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as I have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, I have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to such opinion, I have relied upon statements or certificates of public officials, officers or representatives of the Company and others.

     Based upon the foregoing, and subject to the limitations set forth herein, I am of the opinion that the 200,000 shares of Common Stock issuable upon exercise of options which may be granted under the Plan, when issued pursuant to the terms of the Plan and for not less than the par value thereof, will be validly issued, fully paid and non-assessable.

     I hold options for 6,969 shares and am the beneficial owner of 2,408 shares of Common Stock (1,650 of which are unvested restricted shares).
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FirstFed Financial Corp.
Board of Directors
August 12, 1997
Page 2


     I am a member of the State Bar of California and do not hold myself out as being conversant with the laws of any jurisdiction other than the United States of America and the State of California and, to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware.

     This opinion is furnished to you in connection with the within described transaction only and may not be relied upon by you or any person in any other context.

                                       Very truly yours,



                                       Ann E. Lederer
                                       General Counsel

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